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                                   EXHIBIT 11

                               DIGENE CORPORATION

                  STATEMENT RE: COMPUTATION OF PER SHARE LOSS


                                                     Three months ended March 31,                    Nine months ended March 31,
                                                 --------------------------------------        -------------------------------------
                                                       1997                  1996                    1997                  1996
                                                 ---------------       ----------------        ----------------      ---------------
 Net loss per share:

 Weighted average shares of Common Stock
     outstanding                                     11,418,954                374,775              11,346,234              371,034

 Shares of 1994 Series Preferred Stock
     issued during the twelve month period
     prior to March 29, 1996, the date of the
     filing of the Company's Registration
     Statement on Form S-1 (using the treasury
     method)                                              -                    192,607                   -                  192,607

 Shares of Common Stock issued during the
     twelve month period prior to March 29,
     1996, the date of the filing of the
     Company's Registration Statement on
     Form S-1 (using the treasury stock
     method)                                              -                      5,295                   -                    5,295

 Common equivalent shares from options and
     warrants issued during the twelve
     month period prior to March 29, 1996,
     the date of the filing of the
     Company's Registration Statement on
     Form S-1 (using the treasury stock
     method)                                              -                    283,666                   -                  283,666
                                                 ---------------       ----------------        ----------------      ---------------

 Total                                               11,418,954                856,343              11,346,234              852,602
                                                 ===============       ================        ================      ===============

 Loss for the period                             $   (1,778,080)       $      (607,162)        $    (3,682,492)      $   (1,706,831)
                                                 ===============       ================        ================      ===============

 Net loss per share                              $        (0.16)       $         (0.71)        $         (0.32)      $        (2.00)
                                                 ===============       ================        ================      ===============
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